Exhibit 99.1

Press Contact:
Barry Holt
203-517-3110
bholt@informationsg.com

Investor Contact:
Frank Martell
203-517-3104
fmartell@informationsg.com

INFORMATION SERVICES GROUP FILES DEFINITIVE PROXY

STATEMENT FOR TPI ACQUISITION

Special Meeting Of Shareholders Scheduled for November 13, 2007

STAMFORD, Conn., October 18, 2007 — Information Services Group (ISG) (AMEX: III.U, III, III.WS) said today it has filed its definitive proxy statement with the Securities and Exchange Commission related to its planned acquisition of Technology Partners International (TPI), the largest independent sourcing advisory firm in the world.

In connection with the filing, ISG said its Board of Directors has scheduled a special meeting of the shareholders of ISG at 10.00 a.m. (eastern standard time) on November 13, 2007 to vote on the proposed acquisition of TPI and related matters.

“We are extremely pleased to have the final definitive proxy statement completed and look forward to the successful completion of our acquisition of TPI,” said Michael P. Connors, Chairman and CEO of ISG. “We are on track to reach our objective to build a high-growth, industry-leading information services company.”

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About Information Services Group, Inc.

Information Services Group, Inc. is an acquisition company founded in 2006 to build a high-growth, industry-leading information services company. The company is seeking acquisitions in areas such as: business, media and consumer information; advisory, data and marketing services; marketing research; Internet-based information and other segments of the information services industry. Based in Stamford, CT, Information Services Group [www.informationsg.com] is led by a world class team with extensive global experience in information services and a track record of creating significant value for stockholders, clients and employees.

About TPI

TPI [www.tpi.net.] is the founder and innovator for the sourcing advisory industry, and the largest sourcing advisory firm in the world. The firm is expert at a broad range of business support functions and related research methodologies. Utilizing deep functional domain expertise of accomplished industry experts who possess extensive practical experience, TPI collaboratively works with organizations to help them optimize their business operations through the best combination of insourcing, offshoring, shared services and outsourcing.

Important Legal Information:

In connection with the proposed acquisition, ISG has prepared a definitive proxy statement that has been filed with the SEC and mailed to the stockholders of ISG. Before making any voting decision, ISG’s stockholders are urged to read the proxy statement regarding the acquisition carefully and in its entirety because it will contain important information about the proposed acquisition. ISG’s stockholders will be able to obtain, without charge, a copy of the proxy statement and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. ISG’s stockholders will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents by directing a request by mail or telephone to Corporate Secretary, Information Services Group, Inc., Four Stamford Plaza, 107 Elm Street, Stamford, CT 06902, telephone: 203-517-3100, or from ISG’s website at http://www.informationsg.com

ISG and its directors and officers may be deemed to be participants in the solicitation of proxies from ISG’s shareholders with respect to the proposed acquisition. Information about ISG’s directors and executive officers and their ownership of ISG’s common stock is set forth in ISG’s annual report on Form 10-K for the fiscal year ended December 31, 2006. Shareholders may obtain additional information regarding the interests of ISG and its directors and executive officers in the acquisition, which may be different than those of ISG’s shareholders generally, by reading the proxy statement and other relevant documents regarding the proposed acquisition.

Forward Looking Statements:

This communication contains “forward-looking statements” which represent the current expectations and beliefs of management of ISG concerning the proposed acquisition of TPI and other future events and their potential effects on ISG and TPI. The statements, analyses, and other information contained herein relating to the proposed acquisition, as well as other statements including words such as “anticipate,” “believe,” “contemplate,” “plan,” “estimate,” “expect,” “intend,” “will,” “continue,” “should,” “may,” and other similar expressions, are “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not guarantees of future results and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated. Those factors include, without limitation: (1) whether the stockholders of ISG approve the proposed acquisition; (2) the number and percentage of stockholders seeking conversion; (3) the satisfaction of the other conditions specified in the purchase agreement; (4) the ability to successfully combine the businesses of ISG and TPI; (5) the amount of cash available, operating costs and business disruption following the acquisition, including adverse effects on relationships with employees; (6) changes in the stock market and interest rate environment that affect revenues; (7) diversion of management time on acquisition related issues; (8) reaction of TPI clients to the transaction; (9) retention of key employees upon announcement of the proposed acquisition and following closing; (10) general economic conditions such as inflation; and (11) general political and social conditions such as war, political unrest and terrorism. The risks also relate to inherent business, economic and competitive uncertainties and contingencies relating to the business of TPI including: (1) failure to secure new engagements or loss of important clients; (2) ability to hire and retain enough qualified employees to support operations; (3) ability to maintain or increase billing and utilization rates; (4) management of rapid growth; (5) success of expansion internationally; (6) competition; (7) ability to move the product mix into higher margin businesses; (8) operating TPI as a public company; (9) healthcare and benefit cost management; (10) ability to protect ISG and TPI’s intellectual property and the intellectual property of others; (11) currency fluctuations and exchange rate adjustments; and (12) ability to successfully consummate or integrate strategic acquisitions. Certain of these and other applicable risks, cautionary statements and factors that could cause actual results to differ from ISG’s forward-looking statements are included in ISG’s filings with the U.S. Securities and Exchange Commission (“SEC”), specifically as described in ISG’s annual report on Form 10-K for the fiscal year ended December 31, 2006, and ISG’s proxy statement. ISG undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances.